UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 17, 2017

Sanchez Midstream Partners LP

(Exact name of registrant as specified in its charter)

Delaware                          001-33147               11-3742489

(State or other jurisdiction of             (Commission                 (IRS Employer

incorporation)                       File Number)                Identification No.)

    1000 Main Street, Suite 3000

                                             Houston, TX                    77002

                         (Address of principal executive offices)                              (Zip Code)

Registrant’s telephone number, including area code: (713) 783-8000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 2.01Completion of Acquisition or Disposition of Assets.

On July 17, 2017, Sanchez Midstream Partners LP (the “Partnership”) consummated the transaction contemplated by that certain Membership Interest Purchase and Sale Agreement (the “Purchase Agreement”), dated May 10, 2017, with Exponent Energy II LLC (as successor-in-interest to Exponent Energy LLC) (“Buyer”), which was previously disclosed in Item 5 of the Partnership’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 15, 2017.  Pursuant to the Purchase Agreement, the Seller sold to the Buyer, effective as of the closing date (the “Effective Time”), all of the Partnership’s equity interests in the entities that own the Partnership’s remaining operated oil and gas wells, leases and other associated assets and interests in Oklahoma for cash consideration of $5,500,000.  In addition, the Buyer assumed all obligations relating to the assets arising after the Effective Time and all plugging and abandonment costs relating to the assets arising prior to the Effective Time.

Item 8.01Other Events.

On July 17, 2017, the Partnership issued a press release regarding the transaction described in Item 2.01 above.  A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01Financial Statements and Exhibits.

Exhibit No.Description

99.1Press Release, dated July 17, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANCHEZ MIDSTREAM PARTNERS LP
By: Sanchez Midstream Partners GP LLC, its general partner

Date: July 18, 2017	By:	/s/ Charles C. Ward
Charles C. Ward
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.Description

99.1Press Release, dated July17, 2017